Exhibit 99.1
NOG Declares $0.45 Quarterly Cash Dividend, 12.5% Increase Year over Year; Provides Update on Share Repurchases

Minneapolis – January 28, 2025 - Northern Oil and Gas, Inc. (NYSE: NOG) (“NOG” or the “Company”) declared its first quarter common stock dividend and provided an update regarding fourth quarter share repurchases.

DIVIDEND DECLARATION

NOG’s Board of Directors has declared a cash dividend in the amount of $0.45 per share for the first quarter of 2025, representing a 12.5% increase year over year and a 7% increase from the prior quarter. The dividend is payable on April 30, 2025, to stockholders of record as of the close of business on March 28, 2025.

2025 DIVIDEND PLAN

As previously stated, NOG sets dividend policy once per year, no later than the declaration date for the first quarter dividend of any given calendar year, with the potential for interim modifications driven by material changes in realized commodity prices, significant corporate actions or other events.

NOG currently anticipates maintaining a $0.45 quarterly dividend throughout 2025, absent significant changes or events. Under this assumption, total per share dividends declared in 2025 would increase ~10% versus 2024. Under Delaware law, the Board may not declare a dividend more than 60 days before the record date, and NOG can make no assurances that current dividend rates or any future dividends will be declared.

SHARE REPURCHASE UPDATE

Given volatility in the energy markets in the fourth quarter, the Company allocated additional capital to common stock repurchases. NOG repurchased 693,658 shares of its common stock in the fourth quarter at a weighted average price of $36.28 per share, inclusive of commissions, repurchased prior to the most recent dividend record date. In 2024, the Company repurchased a total of 2,535,391 shares at a weighted average price of $37.27, inclusive of commissions. In total, the Company delivered nearly $260 million in shareholder returns to investors for 2024 comprised of share repurchases and dividends.

MANAGEMENT COMMENT

“We have shown that NOG will take advantage of periods of volatility to optimize the delivery of our shareholder return program, and we are thrilled that the Board has approved our recommendation for a double digit increase to the dividend plan for 2025,” commented Nick O’Grady, NOG’s Chief Executive Officer. “NOG is a differentiated story with substantial and enduring growth potential that continues to deliver increasing returns to shareholders. The goal remains to generate optimal total return for our investors over the long term.”

ABOUT NOG

NOG is a real asset company with a primary strategy of acquiring and investing in non-operated minority working and mineral interests in the premier hydrocarbon producing basins within the contiguous United States. More information about NOG can be found at www.noginc.com.

PRELIMINARY INFORMATION

The preliminary unaudited financial and operating information included in this press release are based on estimates and subject to completion of NOG’s financial closing and audit procedures. Such information has been prepared by management solely based on currently available information. The preliminary information does not represent and is not a substitute for a comprehensive statement of financial and operating results, and NOG’s actual results may differ materially from these estimates because of final adjustments, the completion of NOG’s financial closing and audit procedures, and other developments after the date of this release.

SAFE HARBOR

This release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included or referenced in this press release regarding NOG’s dividend plans and practices (including timing, amounts and relative performance), financial position, business strategy, plans and objectives for future operations, industry conditions, cash flow, and growth prospects are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond NOG’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in NOG’s capitalization, changes in crude oil and natural gas prices; the pace of drilling and completions activity on NOG’s properties and properties pending acquisition; NOG’s ability to acquire additional development opportunities; integration and benefits of property acquisitions, or the effects of such acquisitions on NOG’s cash position and levels of indebtedness; changes in NOG’s reserves estimates or the value thereof; general economic or industry conditions, nationally and/or in the communities in which NOG conducts business; changes in the interest rate environment or market dividend practices, legislation or regulatory requirements; conditions of the securities markets; NOG’s ability to raise or access capital; changes in accounting principles, policies or guidelines; and financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting NOG’s operations, products, services and prices. Additional information concerning potential factors that could affect future plans and results is included in the section entitled “Item 1A. Risk Factors” and other sections of NOG’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause NOG’s actual results to differ from those set forth in the forward-looking statements.

NOG has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond NOG’s control. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as may be required by applicable law or regulation, NOG does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

CONTACT:

Evelyn Leon Infurna
Vice President of Investor Relations
(952) 476-9800
ir@noginc.com

Source: Northern Oil and Gas, Inc.